                                  Exhibit 10.51
                               OPERATING AGREEMENT
                                       OF
                           TBWE BELT DRIVE SYSTEMS LLC

                    A PENNSYLVANIA LIMITED LIABILITY COMPANY

                          EFFECTIVE AS OF JULY 3, 1999

               OPERATING AGREEMENT OF TBWE BELT DRIVE SYSTEMS LLC

         THIS Operating Agreement is made and entered into as of this 3rd day of July, 1999, by and between the Members whose signatures appear on the signature page hereof. For and in consideration of the mutual agreements and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                     ARTICLE

                                   DEFINITIONS
                                   -----------

         The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein);

         1.1 "Act" shall mean the Pennsylvania Limited Liability Company Law of 1994, codified at 15 Pa.C.S.A.ss.8901 et seq.

         1.2 "Assignee" shall mean the owner of an Economic Interest who is not a Member.

         1.3 "Certificate of Organization" shall mean the Certificate of Organization of TBWE Belt Drive Systems LLC as filed with the Secretary of the Commonwealth of Pennsylvania as the same may be amended from time to time.

         1.4 "Company" shall refer to TBWE Belt Drive Systems LLC.

         1.5 "Distributable Cash" means all cash, revenues and funds received by the Company, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) such reserves as the Managers deem necessary to the proper operation of the Company's business.








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         1.6 "Economic Interest" shall mean a Member's or Assignee's share of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members or Managers.


         1.7 "Electron" shall mean The Electron Corp., a Colorado corporation.

         1.8 "Gifting Member" shall mean any Member or Assignee who gifts, bequeaths or otherwise transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of its Membership Interest or Economic Interest.

         1.9 "Joint Venture Agreement" shall mean the Agreement dated as of July 3, 1999, between TB Wood's Incorporated and The Electron Corp. to form "TBWE Belt Drive Components LP."

         1.10 "Majority Interest" shall mean one or more interests of Members which taken together exceed 80% of the aggregate of all interests in Net Profits pursuant to Section 9.1.
         1.11 "Manager" shall mean one or more managers and any other persons who succeed in that capacity. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

         1.12 "Member" shall mean each of the parties who executes a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter become Members. To the extent a Manager has purchased Membership Interests in the Company, such Manager will have all the rights of a Member with respect to such Membership Interests, and the term "Member" as used herein shall include a Manager to the extent such Manager has purchased such Membership Interests in the Company. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

         "Membership Interest" shall mean a Member's entire interest in the Company including such Member's Economic Interest and such other rights and privileges that the Member may enjoy by being a Member.

         1.14 "Net Profits and Net Losses" shall mean for each taxable year of the Company an amount equal to the Company's net taxable income or tax loss, as the case may be, for the year as determined for federal income tax purposes in accordance with the accounting method and rules used by the Company.






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         1.15 "Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time.

         1.16 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

         1.17 "Selling Member" shall mean any Member or Assignee which sells, assigns, or otherwise transfers for consideration all or any portion of its Membership Interest or Economic Interest.

         1.18 "TBW" shall mean TB Wood's Incorporated, a Pennsylvania corporation.

         1.19 "Venture" shall mean TBWE Belt Drive Components LP.

         1.20 "Venturer" shall mean either Electron or TBW.


                                    ARTICLE 2

                              FORMATION OF COMPANY
                              --------------------

         2.1 Formation. On July 3, 1999, TBW and Electron formed a Pennsylvania limited liability company by executing and delivering the Certificate of Organization for the Company to the Pennsylvania Secretary of the Commonwealth in accordance with and pursuant to the Act.

         2.2 Name. The name of the Company is TBWE Belt Drive Systems LLC. All Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

         2.3 Principal Place of Business. The principal place of business of the Company shall be 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201. The Company may locate its places of business and registered office at any other place or places as the Managers may from time to time deem advisable.

         2.4 Registered Office and Registered Agent. The Company's initial registered office shall be 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201. The registered office may be changed from time to time by filing the address of the new registered office with the Secretary of the Commonwealth pursuant to the Act.


         2.5 Foreign Qualification. Prior to the Company conducting business in any jurisdiction other than the Commonwealth of Pennsylvania, the Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.6 Term. The Company shall be in existence until terminated by the Venturers in accordance with either the provisions of this Operating Agreement, the Joint Venture Agreement or the Act.



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                                    ARTICLE 3

                               BUSINESS OF COMPANY

         3.1 Permitted Businesses. The business of the Company shall be:

                  a. To acquire, improve, manage, operate and dispose of real and personal property and to accomplish any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets, so long as such activities are within the scope of acting as the general partner of the Venture.

                  b. To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act, so long as such activities are within the scope of acting as the general partner of the Venture.

                  c. To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.


                                    ARTICLE 4

                         NAMES AND ADDRESSES OF MEMBERS
                         ------------------------------

         The names of the Members are as listed on Schedule 4 attached hereto.







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                                    ARTICLE 5


                          RIGHTS AND DUTIES OF MANAGERS
                          -----------------------------

         5.1 Management. The business and affairs of the Company shall be managed by its Managers. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, and except in the event that the Managers are unable to reach a unanimous agreement on a Major Decision as more fully set forth below, in which case the provisions of Section 15.7 of the Joint Venture Agreement shall apply, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business of acting as the general partner of the Venture. At any time when there is more than one Manager, any one Manager may take any action authorized to be taken by the Managers holding a Majority Interest unless a greater percentage vote is required by the Act or this Operating Agreement.

         5.2 Number, Tenure and Qualifications. The Company shall initially have three (3) Managers consisting of the following individuals and their successors:

             (i)      President and Chief Operating Officer of Electron;
             (ii)     Vice President/General Manager of TBW Mechanical Division;
                      and
             (iii) a senior executive of TBW selected, in its sole discretion, by TBW.

The number of Managers of the Company shall be changed from time to time by the unanimous vote of all Members, but in no instance shall there be less than one Manager. Each Manager shall hold office until he is removed pursuant to Section
5.10. Managers shall be appointed and removed by the affirmative vote of all Members.

         5.3 Major Decisions. By way of limiting the generality of Section 5.1, all Major Decisions, as defined hereinafter, affecting the Company or the Venture shall only be made by unanimous vote of all Managers. Major Decisions shall be limited to the following:

             (i) Mortgaging, pledging or subjection to a security interest on any portion of the Venture's assets, except for customary liens contained in or arising under any purchase money security interests or similar agreements binding the Venture's assets;

             (ii) admission of an additional or substitute joint venture member (except an assignee by TBW or Electron as permitted in Section 25 of the Joint Venture Agreement;

             (iii) any transaction with an affiliate of either TBW or Electron, unless specifically permitted in the Joint Venture Agreement;





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                  (iv)     merger or combination of the Venture with any other
                           person;

                  (v) binding the Venture to any contract or agreement beyond the scope of the Venture;

                  (vi) any action regarding the assets or business of the Venture which benefits either Venturer or its respective affiliates to the detriment of the other Venturer or the Venture, including, without limitation, appropriation or use of proprietary information, business opportunities, funds or other assets;

                  (vii) Changing the transfer costs of Belted Drive Components (as that term is defined in Section 1.1 of the Joint Venture Agreement) to an amount different from the prices set forth on Schedules 1.1 (a), 1.1
                           (b) and 1.1 (c) of the Joint Venture Agreement;

                  (viii) borrowing any funds on behalf of the Venture on an unsecured basis, except trade debt incurred in the ordinary course of business and funds borrowed from either of the Venturers for working capital purposes.

         5.4 Inability to Achieve Unanimous Agreement on Major Decisions. In the event the Managers are unable to unanimously agree on a Major Decision within thirty (30) days after the date of the meeting at which the issue requiring the Major Decision was presented, the procedure for resolving the impasse, as set forth in Section 15.7 of the Joint Venture Agreement and the Unilateral Termination provisions in Section 16 of the Joint Venture Agreement, shall be followed.

         5.5 Additional Powers of Managers. Notwithstanding the provisions of
Section 5.3, and without limiting the generality of Section 5.1, the Managers shall have power and authority, on behalf of the Company:








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                  a. Subject to the limitations in Section 5.3, to execute on behalf of the Company all instruments and documents, including, but not limited to checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;


                  b. To enter into any and all other agreements on behalf of the Company as contemplated by the Joint Venture Agreement, with any other Person for any purpose, in such forms as the Managers may approve; and

                  c. To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

         Unless authorized to do so by this Operating Agreement or by the Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

         5.6 Liability for Certain Acts. The Managers shall not be liable to the Company or to any Member or Assignee for any loss or damage sustained by the Company or any Member or Assignee, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, breach of this Operating Agreement or a wrongful taking by the Manager.

         5.7 Managers and Members Have No Exclusive Duty to Company. The Managers shall not be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member or Assignee shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Managers and/or Members or Assignee or to the income or proceeds derived therefrom. Neither the Managers nor any Members or Assignee shall incur any liability to the Company or to any of the Members or Assignees as a result of engaging in any other business or venture.

         5.8 Indemnity of the Managers, Employees and Other Agents. Subject to
Section 5.6, the Company shall indemnify the Managers and make advances for expenses to the maximum extent permitted under the Act. Notwithstanding any other provision of this Operating Agreement, no Manager shall be liable to any Member or Assignee or the Company with respect to any act performed or neglected to be performed in good faith in compliance with such Manager's duty of loyalty to the Company or its Members and in a manner which such Manager believed to be necessary or appropriate in connection with the ordinary and proper conduct of the Company's business or the preservation of its property, and consistent with the provisions of this Agreement and applicable law. The Company shall indemnify the Managers for and hold them harmless from any liability, whether civil or







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criminal, and any loss, damage, or expense, including reasonable attorneys'
fees, incurred in connection with the ordinary and proper conduct of the Company's business and the preservation of its business and property, or by reason of the fact that such person is or was a Manager; provided the Manager to be indemnified acted in good faith and in a manner such Manager believed to be consistent with the provisions of this Agreement; and provided further that with respect to any criminal action or proceeding, the Manager to be indemnified had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that indemnification is not available hereunder. The obligation of the Company to indemnify any Manager hereunder shall be satisfied out of Company assets only, and if the assets of the Company are insufficient to satisfy its obligation to indemnify any Manager, such Manager shall not be entitled to contribution from any Member.

         5.9 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the unanimous vote of all Members determined without regard to any interest held by the Manager or an Affiliate of the Manager.

         5.10 Vacancies. Any vacancy of a Manager's position occurring for any reason including an increase in the number of Managers, may be filled by the unanimous vote of all Members (determined without regard to any interest owned by a Manager who was removed pursuant to Section 5.9 during the preceding 24-month period).

         5.11 Compensation, Reimbursement, Organization Expenses. No Member or Manager shall be entitled to compensation from the Company for services rendered to the Company in such capacity. Upon the submission of appropriate documentation each Manager shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by such Manager on behalf of the Company or at the Company's request.

                                    ARTICLE 6

                 RIGHTS AND OBLIGATIONS OF MEMBERS AND ASSIGNEES
                 -----------------------------------------------

         6.1 Limitation of Liability. Each Member's or Assignee's liability shall be limited as set forth in this Operating Agreement, the Act and other applicable law.

         6.2 Company Debt Liability. A Member or Assignee will not be personally liable for any debts or losses of the Company beyond his respective capital contributions and any obligation of the Member or Assignee under Section 8.1 or
8.2 to make capital contributions, except as otherwise required by law.




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                                    ARTICLE 7

                        MEETINGS OF MANAGERS AND MEMBERS
                        --------------------------------

         7.1 Meetings. During the first year following the execution of this Operating Agreement, the Managers shall meet quarterly in person within or without the Commonwealth of Pennsylvania. After the first anniversary of this Agreement, the Managers shall meet no fewer than two (2) times per year. The Managers shall hold an annual meeting to which the Chairman and Chief Executive Officer of Electron and the President of TBW shall be invited to attend. The Chairman and Chief Executive Officer of Electron and the President of TBW shall be given at least two (2) weeks notice of the annual meeting. In the event that either the Chairman and Chief Executive Officer of Electron or the President of TBW are unable to attend the annual meeting of the Managers of the General Partner, reasonable efforts shall be made to reschedule the meeting to accommodate the attendance of such persons. The Members may meet at such other times and places within or without the Commonwealth of Pennsylvania as they shall mutually agree.

         7.2 Manner of Acting. If a quorum is present, the affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate of Organization, or by this Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their interest, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members. A quorum shall consist of no less than one-half in number of all Members

         7.3 Proxies. At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         7.4 Actions by Consent. Any act required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the Members having not fewer than the minimum number of votes that would be necessary to take the action at a meting at which all Members entitled to vote on the action were present and voted. Subject to the provisions required or permitted by the Act, the Members may participate in and hold a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other. Participation in such a meeting shall constitute presence in person at the meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE 8

                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS
                -------------------------------------------------

         8.1 Members' Capital Contributions. Each Member or Assignee shall contribute such amount as is set forth in Schedule 4 hereto as its share of the initial capital contribution.




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         8.2 Additional Contributions. Except as set forth in Section 8.1, no
Member or Assignee shall be required to make any capital contributions. To the extent unanimously approved by the Managers, from time to time, the Members and Assignees may be permitted to make additional capital contributions if and to the extent they so desire, and if the Managers determine that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Members and Assignees shall have the opportunity (but not the obligation) to participate in such additional capital contributions on a pro rata basis in accordance with their interests in net profits.

         8.3      Capital Accounts.

                  a. A separate capital account will be maintained for each Member and Assignee. The manner in which capital accounts are to be maintained pursuant to this Section 8.3(a) shall comply with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

                  b. Upon liquidation of the Company, liquidating distributions will be made in accordance with the positive capital account balances of the Members and Assignees, as determined after taking into account all capital account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid in accordance with Section 11.2.

Except as otherwise required in the Act (and subject to Section 8.1 and 8.2), no Member or Assignee shall have any liability to restore all or any portion of a deficit balance in such Member's or Assignee's capital account.


                                    ARTICLE 9

          ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS
          -------------------------------------------------------------

         9.1 Allocations of Profits and Losses from Operations. The Net Profits and Net Losses of the Company for each Fiscal Year will be allocated as follows:

         9.2 Distributions. All distributions of Distributable Cash shall be made to the Members and Assignees in proportion to their respective capital account balances at the end of each calendar month or as soon as practicable thereafter.

         9.3 Accounting Principles. The profits and losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis using the accrual method of accounting.

         9.4 Interest On and Return of Capital Contributions. No Member or Assignee shall be entitled to interest on its capital contribution or to return of its capital contribution, except as otherwise specifically provided for herein.

         9.5 Loans to Company. Nothing in this Operating Agreement shall prevent any Member or Assignee from making secured or unsecured loans to the Company by agreement with the Company, subject to the restrictions in Section 5.3 hereof.

         9.6 Accounting Period. The Company's accounting period shall be the calendar year.






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                                   ARTICLE 10

                                 TRANSFERABILITY
                                 ---------------

         10.1 General. Except as otherwise specifically provided herein neither a Member nor an Assignee shall have the right to:

              a. sell, assign, transfer, exchange or otherwise transfer for consideration, (collectively, "sell" or "sale"),

              b. gift, bequeath or otherwise transfer for no consideration whether or not by operation of law, except in the case of bankruptcy
        (collectively "gift")

all or any part of its Membership Interest or Economic Interest; provided, however that the Members shall be entitled to assign their respective interests in the Company to a person who or which has the financial strength, ability and industry experience necessary to perform competently and efficiently the obligations of the assigning Member pursuant to this Agreement and the Joint Venture Agreement without the consent of all the other members. Each Member and Assignee hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests and Economic Interests imposed by this Operating Agreement in view of the Company purposes and the relationship of the Members and Assignees. Accordingly, the restrictions on sale and gift contained herein shall be specifically enforceable and any attempted assignment or any attempt to assign, convey or otherwise transfer or sell any interest in the Company not in accordance with this Agreement and the Joint Venture Agreement shall be null and void. In the event that any Member or Assignee pledges or otherwise encumbers any of its Membership Interest or Economic Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article X.

         10.2     Transferee Not Member in Absence of Consent.

                  a. Notwithstanding anything contained herein to the contrary, if a proposed sale or gift of the Transferring Member's Membership Interest or Economic Interest to a transferee or donee which is not a Member immediately prior to the sale or gift is not authorized under
         Section 10.1 above, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. Such transferee or donee shall be merely an Assignee. No transfer of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved as provided herein) shall be effective unless and until written notice (including the name and address of the proposed, transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member(s).



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                  b. Upon and contemporaneously with any sale or gift of a
         Transferring Member's Economic Interest in the Company which does not at the same time transfer the balance of the rights associated with the Economic Interest transferred by the Transferring Member (including, without limitation, the rights of the Transferring Member to participate in the management of the business and affairs of the Company), the Company shall purchase from the Transferring Member, and the Transferring Member shall sell to the Company for a purchase price of $100.00, all remaining rights and interests retained by the Transferring Member which immediately prior to such sale or gift were associated with the transferred Economic Interest.


                                   ARTICLE 11

                           DISSOLUTION AND TERMINATION
                           ---------------------------

         11.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

              a. the Members unanimously agree to a termination of the Company;

              b. all of the interest in the Company are held by one of the Members; or

              c. the Company is terminated pursuant to Sections 15.8 or 16 of the Joint Venture Agreement.

Notwithstanding anything to the contrary contained herein, this Agreement may be terminated immediately by either Member by written notice upon the occurrence of any of the following events:

                  (i) other Member seeks protection under the bankruptcy or insolvency laws of the United States of America or any other jurisdiction,

                  (ii) a petition for bankruptcy or the appointment of a receiver or similar action filed against the other Member and is not dismissed within ninety (90) days thereafter, or

                  (iii) other Member makes any assignment for the benefit of its creditors.

Additionally, if the other Member shall be dissolved and its business terminated, this Agreement shall automatically terminate upon the effectiveness of such disposition.



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         11.2     Winding Up, Liquidation and Distribution of Assets.

                  Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager(s) shall immediately proceed to wind up the affairs of the Company.

                  a. If the Company is dissolved and its affairs are to be wound up, the Manager(s) shall:

                     (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager(s) may determine to distribute any assets to the Members and Assignees in kind),

                     (ii) Allocate any net profit or net loss resulting from such sales to the Members' and Assignees' capital accounts in accordance with Article 9 hereof,

                     (iii) Discharge all liabilities of the Company,
                  paying first those debts and liabilities owing to persons other than the members, the those including liabilities to Members and Assignees who are also creditors, to the extent otherwise permitted by law, other than liabilities to Members and Assignees for distributions and the return of capital, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the capital accounts of the Members and Assignees, the amounts of such reserves shall be deemed to be an expense of the Company),

                     (iv) Distribute to the Members and Assignees the remaining assets in accordance with the positive balance (if any) of each Member's and Assignee's capital account (as determined after taking into account all capital account adjustments for the Company's taxable year during which the liquidation occurs), either in cash or in kind, as determined by the Manager(s), with any assets distributed in kind being valued for this purpose at their fair market value. Any such distributions to the Members and Assignees in respect of their capital accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

                  b. Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member or Assignee has a deficit capital account (after giving effect to all contributions, distributions, allocations and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), such Member or Assignee shall have no obligation to make any capital contribution, and the negative balance of such Member's or Assignee's capital account shall not be considered a debt owed by such Member or Assignee to the Company or to any other Person for any purpose whatsoever.

                  c. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.



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                  d. The Manager(s) shall comply with any applicable
         requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         11.3 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member and Assignee shall look solely to the assets of the Company for the return of its capital contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members and Assignees, such Members or Assignees shall have no recourse against any other Member or Assignee.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         12.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's, Assignee's and/or Company's address, as appropriate, which is set forth below:

                  If to Electron:          Michael Norwood
                                           President and Chief Operating Officer
                                           The Electron Corp.
                                           5101 South Rio Grande Street
                                           PO Box 318
                                           Littleton, Colorado 80160

                  If to TBW:               Carl R. Christenson
                                           Vice President and General Manager,
                                           Mechanical Division
                                           440 North Fifth Avenue
                                           Chambersburg, Pennsylvania 17201

Except as otherwise provided herein, any such notice shall be deemed to be given three (3) business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         12.2 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the Members.

         12.3 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.



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


         12.4 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         12.5 Controlling Law. This Company is created and established under and in accordance with the Act, as amended, and to the extent matters are not provided for herein the provisions of the Act shall control. This Agreement shall be construed and interpreted in accordance with, and be controlled by, the laws of the Commonwealth of Pennsylvania.

         12.6 Arbitration of Disputes.

              12.6.1 Arbitration:
                     -----------

                  Any action, dispute, claim, or controversy, whether sounding in contract, tort, or otherwise arising with respect to this Agreement or relating to the other agreements contemplated by this Agreement (the "Dispute" or "Disputes"), may, but is not required to, be resolved by arbitration as set forth below. If taken to arbitration, such disputes shall be resolved by binding arbitration in accordance with Title 9 of the United States Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding. In any arbitration proceeding subject to these provisions, the arbitrator is specifically empowered to decide pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. Judgment upon the award rendered may be entered in any court having jurisdiction. A judgment entered on an arbitrator's award shall not be appealable by either of the Members or the Company. Whenever an arbitration is elected, the parties shall select an arbitrator in the manner provided in subsection 12.6.2.

              12.6.2 Selection of Arbitration:
                     ------------------------

                  Whenever an arbitration is elected under Section 12.6.1 of this Agreement, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the AAA. Any arbitrator selected under this subsection shall be knowledgeable in the subject matter of this Dispute.

              12.6.3 Fees and Expenses:
                     -----------------

                  In the event of any Dispute governed by this section, the party who does not prevail with respect to such Dispute shall pay all of its own expenses, the arbitrator's fees and all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) of and to the prevailing party.

         12.7 Consent to Jurisdiction and Venue. With regard to any matters not subject to arbitration as provided in Section 12.6 above, each of the Members hereby consent to the exclusive jurisdiction of the courts designated in this
Section 12.7 hereinafter in any and all actions or proceedings arising hereunder or pursuant hereto, and irrevocably agree to service of process by personal service upon them or by certified or registered mail, return receipt requested, directed to the Members at their respective last know addresses.

                  12.7.1 Actions or Proceedings Commenced by TBW: TBW and Electron consent to the exclusive jurisdiction of the federal and state courts sitting in Colorado in any and all actions or proceedings commenced by TBW against Electron and arising hereunder or pursuant hereto.

                  12.7.2 Actions or Proceedings Commenced by Electron: TBW and Electron consent to the exclusive jurisdiction of the federal and state courts sitting in Pennsylvania in any and all actions or proceedings commenced by Electron against TBW and arising hereunder or pursuant hereto.

         12.8 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.























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



                                   CERTIFICATE

         The undersigned, with intent to be legally bound hereby, agree, acknowledge and certify that the foregoing Operating Agreement, consisting of 16 pages, excluding the Title Page and attached Schedule, constitutes the Operating Agreement of TBWE Belt Drive Systems LLC adopted by the Members of the Company as of July 3, 1999.


Attest:                             THE ELECTRON CORP.


_____________________               By__________________________________________
                                    Michael Norwood, President and
                                    Chief Operating Officer


Attest                                    TB WOOD'S INCORPORATED


_____________________               By__________________________________________
Emma K. Gross                       Carl R. Christenson, Vice President and
Corporate Secretary                 General Manager, Mechanical Division

                                   Schedule 4

Initial Member                   Initial Capital Contribution                Initial Share of Total Capital
--------------                   ----------------------------                ------------------------------
TB Wood's Incorporated                      $0.00                                       75.6%
440 North Fifth Avenue
Chambersburg, PA 17201

The Electron Corporation                    $0.00                                       24.4%
5101 South Rio Grande Street
PO Box 318
Littleton, CO 80160




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